UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 3, 2016

QUADRANT 4 SYSTEM CORPORATION
(Exact name of Registrant as Specified in its Charter)

Illinois	33-42498	65-0254624
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1501 E. Woodfield Road, Suite 205 S Schaumburg, IL		60173
(Address of Principal Executive Offices)		(Zip Code)

(855) 995-7367
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01          Entry Into a Material Definitive Agreement

BIP Loan

On November 3, 2016, Quadrant 4 System Corporation (the “Company”), as borrower, entered into a senior subordinated credit agreement (the “Subordinated Credit Agreement”) by and among the Company, BIP Lender, LLC, as collateral agent (“Agent”) and BIP Quadrant 4 Debt Fund I, LLC, as lender (“BIP Lender”), pursuant to which the BIP Lender made various financial accommodations available to the Company, including a term loan in the principal amount of $5,075,000, to be repaid in accordance with the terms of the Subordinated Credit Agreement.  The Company utilized the proceeds of the loans advanced under the Subordinated Credit Agreement to (i) finance the acquisition of all of the issued and outstanding capital stock of Stratitude, Inc., a California corporation (“Stratitude”), pursuant to the terms and subject to the conditions set forth in a stock purchase agreement effective November 3, 2016, (ii) finance the acquisition of substantially all of the assets of Great Parents Academy, LLC, a Georgia limited liability company (“GPA”), in accordance with the terms and subject to the conditions set forth in an Asset Purchase Agreement effective November 3, 2016, and (iii) to pay certain fees and expenses incurred in connection with the negotiation and documentation of the Subordinated Credit Agreement and the transactions with Stratitude and GPA.

Term Loan:  The Subordinated Credit Agreement provides for a term loan in the original principal amount of $5,075,000, the entire principal amount of which was advanced at closing and used for the purposes stated above.  The Company is required to make quarterly principal payments in the amount of $298,529.41 until maturity.  Interest on the term loan is payable in arrears on the first day of each month so long as the term loan remains outstanding.  The term loan generally bears interest at a rate of ten percent (10%) per annum and matures on December 31, 2019.

Common Stock Purchase Warrant:  The Subordinated Credit Agreement provides for the issuance of a common stock purchase warrant (the “Warrant”) to the BIP Lender for the purchase of three million shares of common stock of the Company.  The exercise price under the Warrant is $0.45, subject to adjustment as contemplated therein.  The Warrant expires on the close of business on the five (5) year anniversary of the initial exercise date (as defined in the Warrant).

Covenants: The Subordinated Credit Agreement contains various restrictions and covenants applicable to the Company and, with limited exceptions, its subsidiaries.  Among other requirements, the Company may not permit (i) the ratio of its total funded debt (as defined in the Subordinated Credit Agreement) on the last day of any fiscal quarter of the Company to its consolidated net income before, among other things, interest, taxes, depreciation, amortization, and certain other losses, expenses and charges (“EBITDA”), for the four consecutive fiscal quarters then ended to exceed 3.45 to 1.00, or (ii) the ratio of its EBITDA for any period of four consecutive fiscal quarters to its principal payments on indebtedness due within the next four fiscal quarters (including earnout obligations of the Company that could become due within the next four fiscal quarters), interest expense, and income taxes paid for the past four quarters (or annualized in certain circumstances), for the same period to be less than 1.00 to 1.00.

Collateral and Remedies: The credit made available to the Company pursuant to the Subordinated Credit Agreement is secured by a second-priority lien on substantially all of the assets of the Company and its subsidiaries.  In addition, the obligations of the Company under the Subordinated Credit Agreement are guaranteed by Stratitude.  The Subordinated Credit Agreement contains various events of default typical for subordinated secured credit transactions of this type, including, but not limited to failure to pay any interest, principal, fees or other amounts when due, default under any covenant or agreement in the Subordinated Credit Agreement or the documents delivered in connection therewith, the inaccuracy of statements made by the Company or false representations or warranties of the Company, cross-defaults with other debt obligations of the Company, bankruptcy and other insolvency events, prohibited changes of control and unsatisfied judgments.  The events of default are generally qualified to include customary materiality thresholds and exceptions, and to otherwise include concepts of reasonableness when discretion is granted to the BIP Lender or the Agent, as applicable.  In the event that the Company defaults with respect to the any of its obligations under the Subordinated Credit Agreement or an event of default occurs and is continuing, the Subordinated Credit Agreement permits the Agent to accelerate, and demand payment in full of, all amounts outstanding thereunder. In such event, the Agent has the ability to enforce its remedies against the collateral pledged to the Agent by the Company as noted above.  All of the rights and remedies of the Agent and the BIP Lender are subject to the terms and conditions set forth in a intercreditor and subordination agreement (the “Intercreditor Agreement”) by and among BMO Harris Bank N.A., the second lien lenders (as defined in the Intercreditor Agreement) and the Agent.

Acquisition of Stratitude, Inc.

On November 3, 2016, the Company formally completed the acquisition of Stratitude pursuant to the Stock Purchase Agreement, effective November 3, 2016 (the “Stratitude Purchase Agreement”).  Under the stock purchase agreement, the Company purchased all of the issued and outstanding capital stock of Stratitude.  Simultaneously with the acquisition of Stratitude, Stratitude purchased select assets of Agama Solutions, Inc. (“Agama”).

Stratitude and Agama are both Fremont California based IT and Software Consulting Service providers.  The acquisition of Stratitude, along with select assets of Agama, gives the Company additional technical resources and operational presence in California. The integration of these assets will help the Company better deliver its products and service across geographies and market segments.

As consideration for the acquisition the Company agreed to an initial cash payment of $4,430,740.76, 500,000 shares of the Company’s common stock, and agreed to earnout  payments of up to $2,400,000 based on a mutually agreed upon post-closing determination of Stratitude’s EBITDA.

Acquisition of Great Parents Academy, LLC

On November 3, 2016, the Company formally completed the acquisition of certain of the assets of GPA related to GPA’s business of providing an educational technology tool to optimize individual student learning environments, pursuant to the Asset Purchase Agreement, effective November 3, 2016 (the “GPA Purchase Agreement”).

As consideration for the acquisition, the Company agreed to issue 2,745,237 shares of the Company’s common stock, enter into a Royalty Agreement whereby the Company will grant GPA a royalty in the Company’s sales of the “LoveMath” application, and assume certain liabilities of GPA.  Within fifteen (15) days following November 3, 2016, the Company will issue an additional 104,763 shares to three (3) former GPA employees.

Amendment to Credit Agreement

In connection with the transactions contemplated by the Subordinated Credit Agreement, the Company entered into a first amendment to credit agreement with BMO Harris Bank N.A. (the “Senior Lender”) dated November 3, 2016 (the “First Amendment”), which amended that certain Credit Agreement dated as of July 1, 2016 by and between the Company and the Senior Lender (a copy of which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed July 8, 2016).  Pursuant to the First Amendment, among other things, the Senior Lender (i) consented to the Company’s incurrence of indebtedness under and other transactions contemplated by the Subordinated Credit Agreement, (ii) consented to the transactions with GPA and Stratitude and the other documents and transactions contemplated thereby, and (iii) made certain other amendments to the Credit Agreement (as defined in the First Amendment) to conform to the provisions of the Subordinated Credit Agreement, in each case as more fully set forth in the First Amendment.

* * *

The foregoing descriptions of each of the Subordinated Credit Agreement, the Stratitude Purchase Agreement, the GPA Purchase Agreement, and the First Amendment are hereby qualified in their entirety by the text of each of the Subordinated Credit Agreement, the Stratitude Purchase Agreement, the GPA Purchase Agreement, and the First Amendment, which are each attached as an exhibit hereto.

Item 2.01          Completion of Acquisition or Disposition of Assets

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 2.03          Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01          Financial Statements and Exhibits

Exhibit No.	Description of Exhibit

10.1	Senior Subordinated Credit Agreement, by and among Quadrant 4 System Corporation, BIP Lender, LLC, and BIP Quadrant 4 Debt Fund I, LLC, dated as of November 3, 2016

10.2	Stock Purchase Agreement, by and among Quadrant 4 System Corporation, Stratitude, Inc. and the Shareholders of Stratitude, Inc., dated as of November 3, 2016

10.3	Asset Purchase Agreement, by and between Quadrant 4 System Corporation and Great Parents Academy, LLC, dated as of November 3, 2016

10.4	First Amendment to Credit Agreement, by and among Quadrant 4 System Corporation, Stratitude, Inc., and BMO Harris Bank N.A., dated as of November 3, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUADRANT 4 SYSTEM CORPORATION

By:	/s/ Dhru Desai
Dhru Desai Chief Financial Officer

Date:  November 10, 2016

Index to Exhibits
Exhibit No.	Description of Exhibit

10.1	Senior Subordinated Credit Agreement, by and among Quadrant 4 System Corporation, BIP Lender, LLC, and BIP Quadrant 4 Debt Fund I, LLC, dated as of November 3, 2016

10.2	Stock Purchase Agreement, by and among Quadrant 4 System Corporation, Stratitude, Inc. and the Shareholders of Stratitude, Inc., dated as of November 3, 2016

10.3	Asset Purchase Agreement, by and between Quadrant 4 System Corporation and Great Parents Academy, LLC, dated as of November 3, 2016

10.4	First Amendment to Credit Agreement, by and among Quadrant 4 System Corporation, Stratitude, Inc., and BMO Harris Bank N.A., dated as of November 3, 2016